UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2011

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.        Material Modification to Rights of Security Holders.

Please see disclosure in Item 5.07 regarding the proposal to amend Selectica, Inc.’s (the “Company”) Second Amended and Restated Certificate of Incorporation (the “Certificate”) to reduce the number of authorized shares the Company shall have authority to issue.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of the stockholders of the Company (the “Annual Meeting”) was held on January 5, 2011.  The following matters were voted on at the Annual Meeting.  Each matter is more fully described in the Company’s Definitive Proxy Statement for the 2010 Annual Meeting, as filed with the SEC on December 14, 2010.

1.	Election of Directors. The five nominees named in the Company’s Proxy Statement were elected as Directors, to serve until the 2011 Annual Meeting of Stockholders, with the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON VOTE
Lloyd Sems	1,297,413	264,746	2,895	1,052,576
Alan Howe	1,307,333	255,396	2,325	1,052,576
Michael Casey	1,324,881	237,907	2,266	1,052,576
J Michael Gullard	1,304,088	254,975	5,991	1,052,576
Michael Brodsky	1,335,038	227,719	2,266	1,052,576

2.	The proposal to amend the Certificate to impose certain transfer restrictions. This proposal was defeated with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,057,926	506,911	217	1,052,576

3.	The proposal to amend the Certificate to reduce the number of authorized shares the Company shall have authority to issue. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,297,913	300,675	19,042	0

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4.
The proposal to ratify the appointment of Armanino McKenna LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,391,274	216,389	9,967	0

5.
The stockholder proposal to request that the Board of Directors take all necessary actions to adopt a majority voting standard for uncontested director elections. The proposal was defeated with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
312,937	1,251,917	200	1,052,576

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: January 10, 2011	By:	/s/ Todd Spartz
Todd Spartz
Chief Financial Officer

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